Year Ended December 31
                                      1995           1994          1993
Primary

Average shares outstanding          17,971,416    17,916,388    17,843,837
Net effect of dilutive stock
options based on the treasury
stock method using average stock
price                                   63,644        84,407        91,630

Average number of common and
common equivalent shares            18,035,060    18,000,795    17,935,467

Net earnings before cumulative
effect of accounting changes
applicable to common stock and
common stock equivalents           $15,302,000   $14,369,000    $9,438,000

Cumulative effect of accounting
changes                                                         (3,000,000)

Net earnings applicable to common
stock and common stock equivalents  $15,302,000  $14,369,000    $6,438,000

Earnings per share before
cumulative effect of accounting
changes                                    $.85         $.80          $.53

Cumulative effect of accounting
changes                                                               (.17)

Earnings per share                         $.85         $.80          $.36

Fully Diluted

Average shares outstanding          17,971,416    17,916,388    17,843,837
Net effect of dilutive stock
options based on the treasury
stock method using the year-end
market price, if higher than the
average market price                    66,774        86,921        98,241

Average number of common and
common equivalent shares            18,038,190    18,003,309    17,942,078

Net earnings before cumulative
effect of accounting changes
applicable to common stock and
common stock equivalents           $15,302,000   $14,369,000    $9,438,000

Cumulative effect of accounting
changes                                                         (3,000,000)

Net Earnings                       $15,302,000   $14,369,000    $6,438,000

Earnings per share before
cumulative effect of accounting
changes                                  $.85           $.80         $.53

Cumulative effect of accounting
changes                                                              (.17)

Earnings per share                       $.85           $.80         $.36